Exhibit 16.1

April 30, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: Ominto, Inc.

Commission File No. 001-37639

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Ominto, Inc. dated April 30, 2018, and agree with the statements concerning our Firm contained therein.

Sincerely,